UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2017

Amtech Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 967-5146
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1 - Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On August 18, 2017, Amtech Systems, Inc. (the “Company” or the “Registrant”) entered into an Underwriting Agreement with Roth Capital Partners, LLC, as underwriter (the “Underwriter”), relating to a registered firm commitment underwritten offering of 1,055,000 shares of the Company’s common stock, par value $0.01 per share. In addition, we have granted the Underwriter an option to purchase up to 158,250 additional shares of common stock to cover over-allotments, if any.

The net proceeds to the Company from this offering are expected to be approximately $9.3 million, after deducting the underwriting discount and other estimated offering expenses payable by the Company. The offering is expected to close on or about August 23, 2017, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to our effective shelf registration statement on Form S-3 (Registration Statement No. 333-215604) declared effective by the Securities and Exchange Commission on February 6, 2017, as supplemented by an applicable prospectus supplement. A copy of the opinion of the Company’s counsel, Squire Patton Boggs (US) LLP, relating to the legality of the issuance and sale of the shares in the offering is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the offering and the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure

On August 17, 2017, the Company issued a press release announcing the offering described in Item 1.01.  A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.  On August 18, 2017, the Company issued a press release announcing the pricing of the offering described in Item 1.01.  A copy of the press release is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information contained in this Current Report, including the accompanying Exhibit 99.1 and Exhibit 99.2, is furnished pursuant to Item 7.01 of Form 8-K and shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this Current Report, including the accompanying exhibits, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated August 18, 2017
5.1	Opinion of Legal Counsel
99.1	Press Release dated August 17, 2017
99.2	Press Release dated August 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: August 18, 2017	By: /s/ Robert T. Hass
Name: Robert T. Hass
Title:Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement dated August 18, 2017
5.1	Opinion of Legal Counsel
99.1	Press Release dated August 17, 2017
99.2	Press Release dated August 18, 2017